UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2008

En Pointe Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28052	75-2467002
(Commission File Number)	(I.R.S. Employer Identification No.)

18701 Figueroa Street Gardena, California	90248
(Address of principal executive offices)	(Zip Code)

(310) 337-5200
Registrant’s telephone number, including area code

_____________________Not Applicable____________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2008, En Pointe Technologies, Inc. ("the Company") and The Capital Development Authority ("Lessor"), an organization commissioned by the government of Pakistan to oversee the planning and maintenance of Islamabad, entered into a leasing agreement ("Agreement") to lease approximately 41.25 acres of land.  The lease is for a ninety-nine (99) year period and is renewable in increments of thirty-three (33) years.  The land is to be leased for the purpose of the construction of a Technology Campus for multiple educational, training and conferences which may include but is not limited to technical labs, including research data and development labs and centers for all types of information technology services, including data recovery centers, knowledge and business processing outsourcing, training across various market segments, managed services and help desk support.  The Technology Campus will include accommodations for the faculty, students, staff, as well as visiting foreign and domestic guests and business and professional people.  It will contain auditoriums, conference centers, recreational facilities, special dedicated commerce teaching and training blocks for advanced courses for multinational companies such as Microsoft Corporation and Cisco Systems, Inc and numerous other manufacturers and software publishers or their resellers or agents.

Under terms of the lease Agreement, the Company will pay a total  lease rental of $7.0 million over the ninety-nine (99) year lease term.  Lease payments are due in installments over a ten (10) year period of time, with a down payment of 10% due on letter of intent from Lessor, 15% due upon signing the Agreement and the balance due in equal annual installments of principal plus interest.  In addition to the $7.0 million lease rental, there is a ground rental charge over the ninety-nine (99) year period that amounts to approximately $1.3 million and the the Company is responsible for all applicable property related taxes.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10-65 hereto and is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d) Exhibits:

Exhibit

Number	Description

10.65	Lease dated February 15, 2008 between The Capital Development Authority and the Registrant for 41.25 acres of land in Islamabad, Pakistan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

En Pointe Technologies, Inc.

February 22, 2008	By:	/s/ Robert A. Mercer____________
Name: Robert A. Mercer
Title: Corporate Secretary